UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 12, 2009

WEINGARTEN REALTY INVESTORS
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-9876	74-1464203
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code:  (713) 866-6000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

              On March 12, 2009, Weingarten Realty Investors (the "Company"), entered into an ATM Equity OfferingSM Sales Agreement (the "Sales Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") pursuant to which Merrill Lynch will act as the Company's sales agent with respect to an offering at any time and from time to time of the Company's common shares of beneficial interest, par value $0.03, having an aggregate offering price of up to $125,000,000 (the "Shares").  Sales of the Shares, if any, will be made by means of ordinary brokers' transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of the sale, at prices related to the prevailing market prices or at negotiated prices.

The Shares will be issued pursuant to the Company's registration statement on Form S-3 (File No. 333-155993), which was automatically effective upon filing with the Securities and Exchange Commission on December 8, 2008 (the "Registration Statement").

The Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The foregoing description of the material terms of the Sales Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to that exhibit.  Additional exhibits are filed herewith in connection with the Company's Registration Statement which are incorporated reference herein.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	ATM Equity OfferingSM Sales Agreement dated March 12, 2009, between Weingarten Realty Investors and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
23.1
Consent of Locke Lord Bissell & Liddell LLP, contained in Exhibit 5.1 to the Company's Registration Statement on Form S-3 (File No. 333-155993) filed with the Securities and Exchange Commission on December 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 12, 2009

WEINGARTEN REALTY INVESTORS

By: /s/ Joe D. Shafer
Joe D. Shafer
Vice President/Chief Accounting Officer